UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2017

ARQULE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One Wall Street

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(781) 994-0300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described below, ArQule, Inc., a Delaware corporation (the "Company"), has been communicating with The Nasdaq Stock Market LLC ("Nasdaq") regarding an issue of inadvertent non-compliance with Nasdaq Listing Rule 5635(c) (Shareholder Approval of Equity Compensation). Nasdaq has confirmed that the Company has regained compliance with the rule, and the matter is now closed.

As disclosed in the Company’s annual proxy statements, a portion of each independent director’s annual compensation includes a grant of stock options under the Company’s Amended and Restated 1996 Director Stock Option Plan (the “1996 Plan”). In June 2017, after a full investigation, the Company determined that stock options covering 250,000 shares were issued under the 1996 Plan after its stated expiration date. The Company found that, while stockholders had approved an increase in the number of shares available for grants under the 1996 Plan as recently as May 2014, the Company inadvertently did not seek stockholder approval of an amendment to extend the expiration date of that Plan beyond May 2016. The Company also concluded that at no time did it award options in excess of amounts approved by stockholders and that the same awards could have been made under the Company’s 2014 Equity Incentives Plan (“2014 Plan”).

On July 11, 2017, the Company voluntarily notified Nasdaq of this administrative oversight and discussed its proposed remediation plan. On September 19, 2017, the Company’s board of directors unanimously approved resolutions to ratify the issuance of stock options to directors under the 1996 Plan, as well as the other acts discussed below, in accordance with the Delaware General Corporation Law and to reduce the number of shares reserved for issuance under the Company’s 2014 Plan by the number of shares underlying the directors’ stock options that were ratified. The board also agreed that the directors’ stock options ratified by the vote would be governed by the terms of the 2014 Plan.

In response to the Company voluntarily notifying Nasdaq of the administrative oversight described above, by letter dated September 27, 2017, Nasdaq notified the Company that, as a result of the Company’s granting options under the 1996 Plan after its termination date, Nasdaq had determined that the Company did not comply with Nasdaq’s stockholder approval requirement with respect to the 1996 Plan as set forth in Listing Rule 5635(c). Nasdaq further determined that, as a result of the remedial action taken, the Company has regained compliance with the Rule and that this matter is now closed.

Item 8.01	Other Events.

The information set forth in Item 3.01 is incorporated by reference herein.

In addition to the findings and actions discussed above, in conjunction with its investigation, the Company determined that (i) grants of options for the purchase of 36,399 shares of common stock, and issuances of 36,399 shares of common stock upon the exercise of those options under the Company’s Amended and Restated 1996 Employee Stock Purchase Plan (an employee plan intended to satisfy the requirement of Section 423 under the Internal Revenue Code) and (ii) issuances of 64,696 shares of common stock to directors (upon each director’s election in lieu of cash fees) under the Company’s 2005 Director Stock Compensation Plan were issued after the expiration dates of such plans. On September 19, 2017, the board adopted resolutions ratifying any potential “defective corporate acts” under both plans. In no instance were the options granted or shares issued under these plans in excess of those approved by the Company’s stockholders.

The statutory notice required by Section 204 of the Delaware General Corporation Law to the Company’s stockholders is set forth in Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Statutory Notice Pursuant to Section 204 of the Delaware General Corporation Law

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc.
(Registrant)

By:	/s/ Peter S. Lawrence
Peter S. Lawrence
President
Chief Operating Officer

Date: September 29, 2017

EXHIBIT INDEX

Exhibit Number

99.1	Statutory Notice Pursuant to Section 204 of the Delaware General Corporation Law